Exhibit 99.3

Letter to Registered Holders and DTC Participants

Regarding the Offer to Exchange

WCI STEEL, INC.
Tender of
Any and All Outstanding 8% Senior Secured Notes Due 2016
In Exchange For
8% Senior Secured Notes Due 2016
Registered Under the Securities Act of 1933

Pursuant to the prospectus dated          , 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY LOCAL TIME, ON          , 2007 UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depositary Trust Company Participants:

WCI Steel (the “Company”) is offering to exchange (the “Exchange Offer”), upon and subject to the terms and conditions set forth in the prospectus, dated          , 2007 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”), its 8% Senior Secured Notes due 2016 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for its outstanding 8% Senior Secured Notes due 2016 (the “Original Notes”). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of May 1, 2006, among the Company and the original holders named therein with respect to the Original Notes.

We are requesting that you contact your clients for whom you hold the Original Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold the Original Notes registered in your name or in the name of your nominee, or who hold the Original Notes registered in their own names, we are enclosing the following documents:

1. Prospectus dated          , 2007;

2. The Letter of Transmittal for your use and for the information of your clients;

3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Original Notes are not immediately available or time will not permit all required documents to reach the exchange agent prior to the Expiration Date, or if the procedure for book-entry transfer cannot be completed on a timely basis;

4. A form of letter which may be sent to your clients for whom you hold the Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5. IRS Form W-9 (Request for Taxpayer Identification Number and Certification) with Instructions.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent and certificates representing the Original Notes should be delivered to the exchange agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of the Original Notes wish to tender, but it is impracticable for them to forward their certificate for the Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “Description of the Exchange Offer — Guaranteed Delivery Procedures.”

Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to the exchange agent, at is respective address and telephone number set forth on the front and back covers of the Letter of Transmittal.

Very truly yours,

WCI STEEL, INC.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL APPOINT OR CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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